American Funds Target Date Retirement Series, Inc.
333 South Hope Street
Los Angeles, California 90071

Telephone (213) 486-9200
Fax (213) 486-9455

For period ending 04/30/10
File number 811-21981

77C.           The Board of Directors of American Funds Target Date Retirement Series, Inc. presented several proposals to its shareholders.  These measures were designed to increase investment flexibility, streamline fund administration and reduce expenses.  The fund’s shareholder meeting was held November 24, 2009.

The results of the proposals submitted to vote for the American Funds Target Date Retirement Series, Inc. are as follows:

Election of Directors:

Director	Votes For	Votes Withheld
Lee A. Ault III	390,375,620	8,477,446
William H. Baribault	390,595,071	8,257,995
Michael J. Downer	390,687,148	8,165,918
James G. Ellis	390,651,161	8,201,905
Martin Fenton	390,650,443	8,202,623
Leonard R. Fuller	390,546,303	8,306,763
W. Scott Hedrick	390,416,470	8,436,596
R. Clark Hooper	390,407,450	8,445,616
Merit E. Janow	390,667,537	8,185,529
James B. Lovelace	390,686,854	8,166,212
Laurel B. Mitchell	390,611,719	8,241,347
Frank M. Sanchez	390,667,550	8,185,516
Margaret Spellings	390,462,169	8,390,897
Steadman Upham	390,573,824	8,279,242

Approval of an agreement to reorganize the fund from a Maryland Corporation into a Delaware Statutory Trust:

Votes For	Votes Against	Votes Abstaining*
351,196,338	4,704,747	42,951,981

Approval to update the fund’s fundamental investment policies:
a.	Policy regarding borrowing
b.	Policy regarding issuance of senior securities
c.	Policy regarding underwriting
d.	Policy regarding investments in real estate or commodities
e.	Policy regarding lending
f.	Policy regarding industry concentration
g.	The elimination of certain policies

AFTD 2050

	Votes For	Votes Against	Votes Abstaining*
3a.	14,534,386	191,224	1,712,364
3b.	14,551,823	174,016	1,712,135
3c.	14,558,120	193,294	1,686,560
3d.	14,512,787	207,781	1,717,406
3e.	14,499,740	225,827	1,712,407
3f.	14,555,742	163,162	1,719,070
3g.	14,514,428	184,463	1,739,083

AFTD 2045

	Votes For	Votes Against	Votes Abstaining*
3a.	12,998,456	101,286	1,251,941
3b.	13,023,261	64,622	1,263,800
3c.	13,018,186	73,124	1,260,373
3d.	12,984,247	112,935	1,254,501
3e.	12,990,507	112,097	1,249,079
3f.	13,009,783	67,466	1,274,434
3g.	12,995,017	79,115	1,277,551

AFTD 2040

	Votes For	Votes Against	Votes Abstaining*
3a.	26,396,800	226,714	3,190,875
3b.	26,448,686	165,262	3,200,441
3c.	26,392,882	218,512	3,202,995
3d.	26,361,141	241,882	3,211,366
3e.	26,256,621	353,942	3,203,826
3f.	26,409,821	175,692	3,228,876
3g.	26,333,733	174,973	3,305,683

AFTD 2035

	Votes For	Votes Against	Votes Abstaining*
3a.	32,397,994	524,956	4,056,797
3b.	32,434,991	464,765	4,079,991
3c.	32,377,332	499,275	4,103,140
3d.	32,366,325	514,571	4,098,851
3e.	32,331,684	565,954	4,082,109
3f.	32,424,471	464,127	4,091,149
3g.	32,407,538	465,680	4,106,529

AFTD 2030

	Votes For	Votes Against	Votes Abstaining*
3a.	50,037,045	598,445	5,332,861
3b.	50,047,096	575,583	5,345,672
3c.	50,035,994	571,663	5,360,694
3d.	49,989,301	615,357	5,363,693
3e.	49,935,857	714,262	5,318,232
3f.	50,061,438	572,096	5,334,817
3g.	49,940,043	653,127	5,375,181

AFTD 2025

	Votes For	Votes Against	Votes Abstaining*
3a.	52,385,335	866,110	1,712,364
3b.	52,470,920	709,446	5,906,195
3c.	52,333,907	823,750	5,977,274
3d.	52,225,256	986,443	5,999,983
3e.	52,290,847	970,400	5,945,941
3f.	52,599,888	586,982	5,896,393
3g.	52,488,220	637,765	5,970,770

AFTD 2020

	Votes For	Votes Against	Votes Abstaining*
3a.	66,645,743	700,330	7,847,636
3b.	66,529,980	798,993	7,864,736
3c.	66,465,483	816,645	7,911,581
3d.	66,356,889	946,444	7,890,376
3e.	66,197,849	1,160,863	7,834,997
3f.	66,489,983	800,415	7,903,311
3g.	66,234,366	923,073	8,036,270

AFTD 2015

	Votes For	Votes Against	Votes Abstaining*
3a.	54,856,332	766,246	6,299,620
3b.	54,840,863	760,409	6,320,926
3c.	54,777,344	798,019	6,346,835
3d.	54,597,848	979,398	6,344,952
3e.	54,649,741	947,246	6,325,211
3f.	54,842,202	756,141	6,323,855
3g.	54,706,531	857,983	6,357,684

AFTD 2010

	Votes For	Votes Against	Votes Abstaining*
3a.	41,221,544	742,813	7,063,018
3b.	40,837,209	1,107,809	7,082,357
3c.	41,214,995	679,978	7,132,402
3d.	40,770,792	1,152,103	7,104,480
3e.	41,130,939	797,358	7,099,079
3f.	41,173,677	765,119	7,088,579
3g.	41,066,467	803,008	7,157,900

Approval of a policy allowing Capital Research and Management Company to appoint subsidiary advisers to manage the day-to-day investment activities of the series’ without additional shareholder approval:

	Votes For	Votes Against	Votes Abstaining*
2050	14,488,647	261,862	1,687,465
2045	12,969,963	119,083	1,262,637
2040	26,175,154	378,378	3,260,857
2035	32,219,040	654,130	4,106,577
2030	49,721,188	880,342	5,366,821
2025	51,800,180	1,374,604	5,982,856
2020	65,908,547	1,312,617	7,972,545
2015	54,513,006	1,125,297	6,283,895
2010	40,984,350	832,325	7,210,700

Approval of amendments to the series’ Investment Advisory and Service Agreement with Capital Research and Management Company:

	Votes For	Votes Against	Votes Abstaining*
2050	14,505,646	204,880	1,727,448
2045	12,993,075	103,598	1,255,010
2040	26,213,389	325,359	3,275,641
2035	32,288,495	581,929	4,109,323
2030	49,774,028	794,515	5,399,808
2025	51,888,458	1,207,420	6,061,762
2020	66,040,191	1,142,346	8,011,172
2015	54,612,817	843,606	6,465,775
2010	41,046,633	741,223	7,239,519

Approval of a form of Subsidiary Agreement and appointment of subsidiary advisor(s) for the series:

	Votes For	Votes Against	Votes Abstaining*
2050	14,514,277	191,982	1,731,715
2045	13,001,792	90,084	1,259,807
2040	26,182,258	359,812	3,272,319
2035	32,290,568	556,856	4,132,323
2030	49,542,446	1,044,621	5,381,284
2025	52,060,329	1,087,092	6,010,219
2020	65,932,777	1,279,474	7,981,458
2015	54,478,510	1,155,293	6,288,395
2010	40,955,062	869,379	7,202,934

*Includes broker non-votes.